Exhibit 99.1
CONTACTS:

Larry Firestone	Cathy Kawakami
Advanced Energy Industries, Inc.	Advanced Energy Industries, Inc.
Executive Vice President, CFO	Director, Investor Relations
lawrence.firestone@aei.com	cathy.kawakami@aei.com
970-407-6570	970-407-6732
FOR IMMEDIATE RELEASE
ADVANCED ENERGY ANNOUNCES 2006 FOURTH QUARTER AND
RECORD YEAR-END FINANCIAL RESULTS
Fort Collins, Colo., February 7, 2007 — Advanced Energy Industries, Inc. (Nasdaq GM: AEIS) today announced financial results for the fourth quarter and year ended December 31, 2006. Sales were $104.5 million for the fourth quarter of 2006, down 3% compared to $107.7 million in the third quarter of 2006, and up 30% compared to $80.4 million in the fourth quarter of 2005. Operating profit for the fourth quarter of 2006 was $16.6 million, or 16% of sales, compared to $18.3 million, or 17% of sales in the third quarter of 2006, and $6.2 million, or 8% of sales in the fourth quarter of 2005.
Fourth quarter 2006 income from continuing operations was $39.4 million, or $0.87 per diluted share compared to $17.0 million, or $0.38 per diluted share in the third quarter of 2006, and $5.0 million, or $0.11 per diluted share in the fourth quarter of 2005. In the fourth quarter of 2006, the Company reversed its valuation allowance on its deferred tax assets and accrued taxes for the year at the full tax rate which resulted in a net tax benefit of $23.5 million, or $0.52 per share. Excluding the net tax benefit of $23.5 million related to income taxes, and using the same effective tax rate as the third quarter of 2006, income from continuing operations in the fourth quarter of 2006 would have been $15.9 million, or $0.35 per diluted share.
Sales for 2006 were a record $410.7 million, a 26% increase over $325.5 million in 2005. Net income was $88.3 million, or $1.95 per diluted share, for 2006 including the income tax benefit mentioned above. Net income for 2005 was $12.8 million, or $0.34 per diluted share.
Dr. Hans Betz, president and chief executive officer of Advanced Energy, said, “2006 was an outstanding year as the results of our initiatives improved our financial performance significantly. Our operating model complements the capability of our global infrastructure, and positions the company for future profitable growth. Our strategy, which focused on power conversion and flow control technologies, has enabled our growth throughout the year, particularly to sales to non-semiconductor markets. Sales to the solar industry tripled in 2006 over 2005, and sales to the architectural glass industry set a company record, more than doubling over 2005. We believe that we have built a global team and a platform that is scalable and capable of capturing future growth opportunities.”

Advanced Energy Reports Fourth Quarter and Record Year-End 2006 Results — Page 2
February 7, 2007
First Quarter 2007 Guidance
The Company anticipates first quarter 2007 guidance to be:
•	Sales of $102 million to $106 million

•	Earnings per share of $0.26 to $0.29. Without the effect of reversing the valuation allowance related to the deferred tax assets, our guidance would be $0.35 to $0.40 per share based on a 12% tax rate

•	Effective tax rate of 35%.
The financial measures set forth above that present the financial results excluding certain charges and benefits, are not in accordance with GAAP. The Company believes that these non-GAAP financial measures provide further insight into the results of operations and enhance the consistency and comparability of those results to results in prior periods because they assist shareholder understanding of the effects of certain charges and benefits on the quarter’s results.
Fourth Quarter and Year-End 2006 Conference Call
Management will host a conference call today, Wednesday, February 7, 2007 at 5:00 pm Eastern Time to discuss Advanced Energy’s financial results. You may access this conference call by dialing 888-713-4717. International callers may access the call by dialing 706-679-7720. For a replay of this teleconference, please call 706-645-9291, and enter the pass code 8117391. The replay will be available through February 14, 2007. There will also be a webcast available on the Investor Relations webpage at http://ir.advanced-energy.com.
About Advanced Energy
Advanced Energy is a global leader in the development and support of technologies critical to high-technology, high-growth manufacturing processes used in the production of semiconductors, flat panel displays, data storage products, solar cells, architectural glass, and other advanced product applications.
Leveraging a diverse product portfolio and technology leadership, Advanced Energy creates solutions that maximize process impact, improve productivity and lower the cost of ownership for its customers. This portfolio includes a comprehensive line of technology solutions in power, flow, thermal management, and plasma and ion beam sources for original equipment manufacturers (OEMs) and end-users around the world.
Advanced Energy operates in regional centers in North America, Asia and Europe and offers global sales and support through direct offices, representatives and distributors. Founded in 1981, Advanced Energy is a publicly

Advanced Energy Reports Fourth Quarter and Record Year-End 2006 Results — Page 3
February 7, 2007
held company traded on the Nasdaq Global Market under the symbol AEIS. For more information, please visit our corporate website: www.advanced-energy.com.
This press release contains certain forward-looking statements, including the company’s expectations with respect to Advanced Energy’s financial results for the first quarter of 2007 as well as other matters discussed in this press release that are not purely historical data. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: the volatility and cyclicality of the industries we serve, the timing of orders received from our customers, our ability to realize cost improvement benefits from the additional global operations initiatives underway, and unanticipated changes to our estimates, reserves or allowances. These and other risks are described in Advanced Energy’s Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission. These reports and statements are available on the SEC’s website at www.sec.gov. Copies may also be obtained from Advanced Energy’s website at www.advanced-energy.com or by contacting Advanced Energy’s investor relations at 970-407-6732. Forward-looking statements are made and based on information available to us on the date of this press release. The company assumes no obligation to update the information in this press release.
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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
	2006	2005	2006	2006	2005
Sales	$104,533	$80,387	$107,688	$410,742	$325,482
Cost of sales	59,639	50,196	60,674	235,524	208,401

Gross profit	44,894	30,191	47,014	175,218	117,081

Operating expenses:
Research and development	12,240	9,635	11,345	44,848	39,720
Selling, general and administrative	15,535	13,671	16,856	61,037	53,631
Amortization of intangible assets	450	481	453	1,833	2,050
Restructuring charges	20	166	31	111	2,706
Litigation settlement	—	—	—	—	3,000

Total operating expenses	28,245	23,953	28,685	107,829	101,107

Income from operations	16,649	6,238	18,329	67,389	15,974

Other income (expense), net	1,060	123	1,044	4,677	(7,479)

Income from continuing operations before income taxes	17,709	6,361	19,373	72,066	8,495
Benefit (provision) for income taxes	21,697	(1,330)	(2,381)	15,118	(4,873)

Income from continuing operations	39,406	5,031	16,992	87,184	3,622

Gain on sale of discontinued assets	1,000	5,210	—	1,138	7,855
Results of discontinued operations	—	(216)	—	—	1,340

Income from discontinued operations	1,000	4,994	—	1,138	9,195

Net income	$40,406	$10,025	$16,992	$88,322	$12,817

Net income per basic share
Income from continuing operations	$0.88	$0.11	$0.38	$1.95	$0.10
Income from discontinued operations	$0.02	$0.11	$—	$0.03	$0.25
Basic earnings per share	$0.90	$0.23	$0.38	$1.98	$0.35

Net income per diluted share
Income from continuing operations	$0.87	$0.11	$0.38	$1.93	$0.10
Income from discontinued operations	$0.02	$0.11	$—	$0.03	$0.25
Diluted earnings per share	$0.89	$0.22	$0.38	$1.95	$0.34

Basic weighted-average common shares outstanding	44,826	44,416	44,762	44,721	37,084

Diluted weighted-average common shares outstanding	45,345	44,902	45,166	45,265	37,434

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	December 31,	December 31,
	2006	2005
ASSETS

Current assets:
Cash and cash equivalents	$58,240	$52,874
Marketable securities	85,978	6,811
Accounts receivable, net	71,956	64,900
Inventories, net	52,778	56,199
Deferred income taxes	24,434	—
Other current assets	7,341	10,865

Total current assets	300,727	191,649

Property and equipment, net	33,571	39,294

Deposits and other	2,640	3,808
Goodwill and intangibles, net	65,584	69,843
Customer service equipment, net	832	2,407
Deferred income tax assets, net	8,549	3,116

Total assets	$411,903	$310,117

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade accounts payable	$16,310	$22,028
Other accrued expenses	36,488	23,977
Current portion of capital leases and senior borrowings	131	2,011

Total current liabilities	52,929	48,016

Long-term liabilities:
Capital leases and senior borrowings	198	2,179
Other long-term liabilities	2,986	2,492

Total long-term liabilities	3,184	4,671

Total liabilities	56,113	52,687

Stockholders’ equity	355,790	257,430

Total liabilities and stockholders’ equity	$411,903	$310,117

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
RECONCILIATION OF GAAP EARNINGS TO “ADJUSTED” EARNINGS
(in thousands, except per share data)

	Three Months Ended				Twelve Months Ended
	December 31, 2006				December 31, 2006
	GAAP	Adjustment		"Adjusted"	GAAP	Adjustment		"Adjusted"
Sales	$104,533	$—		$104,533	$410,742	$—		$410,742
Cost of sales	59,639	—		59,639	235,524	—		235,524

Gross profit	44,894	—		44,894	175,218	—		175,218

Operating expenses	28,245	—		28,245	107,829	—		107,829

Income from operations	16,649	—		16,649	67,389	—		67,389

Other income (expense), net	1,060	—		1,060	4,677	—		4,677

Income from continuing operations before income taxes	17,709	—		17,709	72,066	—		72,066
Benefit (provision) for income taxes	21,697	(23,492	)(1)	(1,795)	15,118	(23,492	)(1)	(8,374)

Income from continuing operations	39,406	(23,492)		15,914	87,184	(23,492)		63,692

Gain on sale of discontinued assets	1,000	—		1,000	1,138	—		1,138

Income from discontinued operations	1,000	—		1,000	1,138	—		1,138

Net income	$40,406	$(23,492)		$16,914	$88,322	$(23,492)		$64,830

Net income per basic share
Income from continuing operations	$0.88	$(0.52)		$0.36	$1.95	$(0.53)		$1.43
Income from discontinued operations	$0.02	$—		$0.02	$0.03	$—		$0.03
Basic earnings per share	$0.90	$(0.52)		$0.38	$1.98	$(0.53)		$1.45

Net income per diluted share
Income from continuing operations	$0.87	$(0.52)		$0.35	$1.93	$(0.52)		$1.41
Income from discontinued operations	$0.02	$—		$0.02	$0.03	$—		$0.03
Diluted earnings per share	$0.89	$(0.52)		$0.37	$1.95	$(0.52)		$1.43

Basic weighted-average common shares outstanding	44,826				44,721

Diluted weighted-average common shares outstanding	45,345				45,265

(1)	To eliminate the effect of the reversal of the valuation allowance on net deferred tax assets at December 31, 2006. We assess the recoverability of our net deferred tax assets on a quarterly basis, in accordance with SFAS No. 109, to determine if it is more likely than not that our net deferred tax assets will be realized. Based on our 2006 operating results, our management concluded that it was more likely than not that the majority of net deferred tax assets would be realized and recorded a reduction in the valuation allowance of approximately $23.5 million in the fourth quarter of 2006.